Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Nancy Ellefson
VP of Finance
Pizza Inn, Inc.
469-384-5000
nellefson@pihq.com

PIZZA INN, INC. REPORTS RESULTS FOR
FISCAL YEAR 2010

Company Delivers 16% Pre-tax income growth despite tough economic conditions

The Colony, Texas – September 16, 2010 -- PIZZA INN, INC. (NASDAQ:PZZI) today reported net income of $1.2 million, or $0.15 per share, for the fiscal year ended June 27, 2010, versus net income of $1.2 million, or $0.14 per share, for the prior fiscal year.

Highlights for the fourth quarter and fiscal year 2010 included:

•	Pre-tax income from continuing operations was $2.2 million for fiscal 2010 compared to $1.9 million for the prior fiscal year, an increase of 16% compared to the prior fiscal year.
•
The Company opened more restaurants than it closed for the first time in eleven years.  The opening of 25 restaurants during the fiscal year is the most in 5 years, while the closing of 22 restaurants during the year is the least in 13 years.

•	Comparable domestic buffet restaurant sales decreased 7% for both fiscal 2010 and for the fourth quarter compared to the prior fiscal year.
•	Total comparable domestic restaurant sales decreased 8% for both fiscal 2010 and for the fourth quarter compared to the prior fiscal year.

Charlie Morrison, President and CEO, commented, "We battled through a difficult operating environment in the past year and managed to grow pre-tax income by 16%, which demonstrates the improvements we have made.  A net increase in store openings in the year demonstrates the commitment we have made to restoring growth to the brand.  Fiscal year 2011 is set up to continue this momentum with more scheduled openings of both company-owned and franchised new restaurants.”

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions.  Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond Pizza Inn’s control.  Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate.  In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that Pizza Inn’s objectives and plans will be achieved.

Pizza Inn, Inc. (www.pizzainn.com) is an owner, franchisor and supplier of a system of restaurants operating domestically and internationally under the trademark “Pizza Inn.”  The Company and its distribution division, Norco Restaurant Services Company, are headquartered in The Colony, Texas.  The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “PZZI.”

PIZZA INN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Year Ended
	June 27,	June 28,
REVENUES:	2010	2009

Food and supply sales	$33,945	$37,793
Franchise revenue	4,067	4,180
Restaurant sales	2,858	1,873
	40,870	43,846

COSTS AND EXPENSES:
Cost of sales	33,023	36,355
Franchise expenses	1,950	1,929
General and administrative expenses	3,003	3,217
Severance	-	68
Provision for bad debts	155	75
Litigation costs	446	263
Interest expense	62	57
	38,639	41,964

INCOME FROM CONTINUING
OPERATIONS BEFORE TAXES	2,231	1,882

Income tax expense	786	531

INCOME FROM
CONTINUING OPERATIONS	1,445	1,351
Loss from discontinued
operations, net of income tax benefit	(281)	(179)

NET INCOME	$1,164	$1,172

EARNINGS (LOSS) PER SHARE OF COMMON
STOCK - BASIC:
Income from continuing operations	$0.18	$0.16
Loss from discontinued operations	$(0.03)	$(0.02)
Net income	$0.15	$0.14

EARNINGS (LOSS) PER SHARE OF COMMON
STOCK - DILUTED:
Income from continuing operations	$0.18	$0.16
Loss from discontinued operations	$(0.03)	$(0.02)
Net income	$0.15	$0.14

Weighted average common
shares outstanding - basic	8,011	8,580

Weighted average common
shares outstanding - diluted	8,011	8,580

PIZZA INN, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 27,	June 28,
ASSETS	2010	2009

CURRENT ASSETS
Cash and cash equivalents	$761	$274
Accounts receivable, less allowance for doubtful
accounts of $178 and $203, respectively	2,678	2,559
Income tax receivable	184	80
Inventories	1,489	1,371
Property held for sale	16	17
Deferred income tax assets	723	618
Prepaid expenses and other	260	233
Total current assets	6,111	5,152

LONG-TERM ASSETS
Property, plant and equipment, net	2,167	1,743
Deferred income tax assets	48	86
Deposits and other	132	81
	$8,458	$7,062
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$1,783	$1,806
Deferred revenues	236	132
Accrued expenses	1,360	1,009
Bank debt	110	-
Total current liabilities	3,489	2,947

LONG-TERM LIABILITIES
Deferred gain on sale of property	134	159
Deferred revenues, net of current portion	207	246
Bank debt	220	621
Other long-term liabilities	27	37
Total liabilities	4,077	4,010

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common stock, $.01 par value; authorized 26,000,000
shares; issued 15,130,319 shares; outstanding 8,010,919 shares	151	151
Additional paid-in capital	8,906	8,741
Retained earnings	19,960	18,796
Treasury stock at cost
7,119,400 shares	(24,636)	(24,636)
Total shareholders' equity	4,381	3,052
	$8,458	$7,062

PIZZA INN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	June 27,	June 28,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$1,164	$1,172
Adjustments to reconcile net income to cash
provided by operating activities:
Depreciation and amortization	357	290
Provision for bad debt	155	75
Stock compensation expense	165	198
Deferred income taxes	(67)	88
Changes in operating assets and liabilities:
Notes and accounts receivable	(269)	146
Income tax receivable	(104)	192
Inventories	(117)	25
Accounts payable - trade	(23)	(574)
Accrued expenses	380	(175)
Prepaid expenses and other	(94)	80
Cash provided by operating activities	1,547	1,517

CASH FLOWS FROM INVESTING ACTIVITIES:

Capital expenditures	(769)	(1,049)
Cash used for investing activities	(769)	(1,049)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net (payments) borrowings of long-term bank debt	(291)	621
Purchases of treasury stock	-	(1,972)

Cash used for financing activities	(291)	(1,351)

Net increase (decrease) in cash and cash equivalents	487	(883)
Cash and cash equivalents, beginning of year	274	1,157
Cash and cash equivalents, end of year	$761	$274